UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2257	13-1394750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street, 14th Floor, New York, NY	10022
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 243-5544

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02        Unregistered Sale of Equity Securities;

On April 5, 2019, Unilumin North America, Inc. (“Unilumin”) exercised a warrant (the “Warrant”) to purchase 3,608,247 shares of common stock, par value $0.001 (“Common Stock”), of Trans-Lux Corporation (the “Company”), in connection with the closing of the Company’s Rights Offering (defined below), for aggregate gross proceeds to the Company of $3.5 million. As a result of such exercise, Unilumin currently owns 52.2% of the Company’s outstanding Common Stock.

The Common Stock issued in connection with the exercise of the Warrant was issued in reliance of the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01        Other Events

On April 5, 2019, the Company completed its previously announced registered rights offering (the “Rights Offering”). The Company accepted subscriptions for a total of 2,500,000 shares of its Common Stock, representing approximately all of the shares offered, for aggregate gross proceeds to the Company of $2.5 million.  The Company has instructed Continental Stock Transfer & Trust Company, the subscription agent for the Rights Offering and the Company’s transfer agent, to issue the shares and distribute the sale proceeds.

The Company used a portion of the proceeds from the Rights Offering and the exercise of the Warrant by Unilumin to satisfy certain debt obligations including its obligations under its credit and security agreement (“Credit Agreement”) with CNH Finance Fund I, L.P., and the Credit Agreement was terminated. The Company will use the remaining proceeds for working capital and general corporate purposes.

On April 12, 2019, the Company issued a press release announcing the completion of the Rights Offering and the exercise of the Warrant. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1    Press Release of Trans-Lux Corporation dated April 12, 2019, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2019	TRANS-LUX CORPORATION

	By:	/s/ Todd Dupee
		Name:	Todd Dupee
		Title:	Senior Vice President and Chief Accounting Officer

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